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                         CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Evergreen Variable Annuity Trust



We consent to the use of our report dated February 2, 2001, for Evergreen VA Perpetual International Fund and Evergreen VA International Growth Fund, each a portfolio of Evergreen Variable Annuity Trust, incorporated herein by reference and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement included herein.


                                            /s/  KPMG LLP




Boston, Massachusetts
April 30, 2001